Exhibit 99.1
Granite Reports Second Quarter 2017 Results

•	Revenue increased to $762.9 million, up 26.2 percent year-over-year

•	Record Company backlog of $4.1 billion, up 8.4 percent year-over-year

•	Construction segment and Construction Materials segment gross profit margins at 14.6 percent

•	Large Project Construction segment gross profit at breakeven

•	Net income of $14.1 million flat to 2016

WATSONVILLE, Calif. (August 1, 2017) - Granite Construction Incorporated (NYSE: GVA) today reported net income of $14.1 million for the quarter ended June 30, 2017, compared to net income of $14.2 million in the second quarter of 2016. Earnings per diluted share in the quarter was $0.35, flat compared to the prior-year period.

"This is a very exciting time for our business. Our growth expectations for 2017 and 2018 have increased, and our outlook continues to improve across our business," said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated.

"Our businesses continue to win new work across the portfolio, with broad project wins driving Company backlog above $4 billion for the first time in our Company's 95-year history. For the fifth consecutive quarter, Construction segment backlog finished above the $1-billion mark," Roberts continued.

"We are particularly pleased with consistently strong margin performance in the Construction segment and improving margins in the Construction Materials segment. We expect strong growth in both segments in the second half of 2017 and through 2018.

"Granite teams recovered well from challenging winter and spring weather, with solid safety performance across the business in alignment with operations that accelerated through the end of the second quarter. We also continued acceleration to completion on a number of under-performing, mature projects in our Large Project Construction segment portfolio. This will allow our teams to complete these projects in 2017 and 2018, but, as we saw in the first quarter, it created an increased near-term drag on our results," Roberts said.

Second Quarter 2017 Results

Total Company

▪
Second quarter consolidated revenue increased 26.2 percent to $762.9 million compared with $604.6 million in the second quarter of 2016. On a year-to-date basis, consolidated revenue increased 17.9 percent to $1.23 billion in the first half of 2017.

▪	Gross profit increased 1.9 percent to $74.6 million compared with $73.2 million last year. On a year-to-date basis, gross profit decreased 11.3 percent to $99.7 million in the first half of 2017.

▪	Gross profit margin was 9.8 percent compared with 12.1 percent in 2016. For the first half of 2017, gross profit margin was 8.1 percent compared with 10.8 percent last year.

▪
Total Company backlog was $4.06 billion, up 8.4 percent year-over-year. Construction segment backlog increased 10.6 percent year-over-year to $1.27 billion. Large Project Construction segment backlog increased 7.4 percent from last year to $2.80 billion.

▪
Second quarter selling, general and administrative (SG&A) expenses increased to $51.4 million, compared to $48.7 million last year. For the first half of 2017, SG&A expenses were $113.2 million, compared to $104.8 million last year.

▪	Our balance sheet remains strong with cash and marketable securities of $285.9 million, as of June 30, 2017, an increase of $47.0 million from June 30, 2016.

Second Quarter Segment Results
Construction

▪	Construction revenue increased 29.6 percent to $429.3 million, compared with $331.3 million last year.

▪	Gross profit increased 27.4 percent to $62.5 million compared to $49.1 million last year.

▪	Gross profit margin of 14.6 percent was down slightly from 14.8 percent a year ago.

▪	Despite continued wet weather through early-April, operations recovered and accelerated through the second quarter.
Large Project Construction

▪	Large Project Construction revenue increased 29.0 percent to $254.5 million, compared with $197.3 million last year.

▪
Gross profit decreased to $0.5 million compared to $13.7 million last year, as project write-downs totaled $23.8 million compared to $14.6 million in the second quarter of 2016. In addition, there were no project write-ups in this year’s quarter compared to $9.8 million in the second quarter of 2016.

▪	Gross profit margin was 0.2 percent compared with 6.9 percent in 2016.

▪
In the second quarter, accelerated activity on certain mature projects represented a significant amount of segment revenue as it did in the first quarter. We continue to negotiate resolutions for design, weather, project execution, and owner-related issues, while we focus on closing out several of our challenging projects in late-2017 and through 2018.

▪
Three new projects were added to segment backlog in the quarter. In alignment with increased project selectivity, these projects join an evolving project portfolio -- Granite's leadership role on projects is growing, as we focus on project selection, partner selection, project duration, and owner dynamics, all with an eye on significantly higher return expectations.

Construction Materials

▪	Construction Materials revenue was $79.2 million compared to last year at $75.9 million.

▪	Second quarter gross profit expanded to $11.6 million compared to $10.5 million last year.

▪	Gross profit margin of 14.6 percent increased from 13.8 percent a year ago.

▪	The gross profit and margin improvement was attributable to steady demand across geographies in the West.

Outlook and Guidance

"Market conditions are changing across geographies and across end markets, and our business leaders have been tasked with raising their expectations in response to improved demand. We see significant expansion in our markets, and it is incumbent upon us as a leader in our industry, to raise our expectations for returns in all three segments of our business," said Roberts. "Our outlook for growth continues to improve. As we enter the heart of our construction season, Granite teams are focused on solid safety performance and consistent execution of record backlog. We are extremely well positioned to benefit from steady private-market demand, as well as a significant uptick in key public transportation markets that is beginning this year and should continue for the foreseeable future."
The Company’s expectations for 2017 are:

▪	Mid- to high-teens consolidated revenue growth

▪	Consolidated EBITDA margin[1] of 6.0% to 6.5%

1 Please refer to the description and non-GAAP reconciliation in the attached tables.

Conference Call
Granite will conduct a conference call today, August 1, 2017, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended June 30, 2017. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through August 8, 2017, by calling 1-877-344-7529, replay access code 10110574; international callers may dial 1-412-317-0088.
About Granite
Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for eight consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

Forward-looking Statements
Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	June 30, 2017	December 31, 2016	June 30, 2016
ASSETS
Current assets
Cash and cash equivalents	$178,068	$189,326	$161,218
Short-term marketable securities	47,821	64,884	34,959
Receivables, net	484,245	419,345	431,127
Costs and estimated earnings in excess of billings	99,883	73,102	86,025
Inventories	65,495	55,245	64,711
Equity in construction joint ventures	230,448	247,182	245,509
Other current assets	43,597	39,908	31,949
Total current assets	1,149,557	1,088,992	1,055,498
Property and equipment, net	414,079	406,650	409,860
Long-term marketable securities	59,990	62,895	42,653
Investments in affiliates	37,170	35,668	34,517
Goodwill	53,799	53,799	53,799
Deferred income taxes, net	—	—	5,407
Other noncurrent assets	88,550	85,449	84,095
Total assets	$1,803,145	$1,733,453	$1,685,829

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14,796	$14,796	$14,795
Accounts payable	252,527	199,029	210,923
Billings in excess of costs and estimated earnings	114,180	97,522	90,484
Accrued expenses and other current liabilities	231,048	218,587	212,986
Total current liabilities	612,551	529,934	529,188
Long-term debt	227,114	229,498	241,907
Deferred income taxes, net	5,420	5,441	—
Other long-term liabilities	47,983	45,989	45,719
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 39,837,295 shares as of June 30, 2017, 39,621,140 shares as of December 31, 2016 and 39,597,469 shares as of June 30, 2016	398	396	396
Additional paid-in capital	155,476	150,337	145,156
Accumulated other comprehensive income (loss)	71	(371)	(1,811)
Retained earnings	715,451	735,626	692,740
Total Granite Construction Incorporated shareholders’ equity	871,396	885,988	836,481
Non-controlling interests	38,681	36,603	32,534
Total equity	910,077	922,591	869,015
Total liabilities and equity	$1,803,145	$1,733,453	$1,685,829

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Construction	$429,269	$331,346	$656,118	$540,833
Large Project Construction	254,463	197,322	461,496	392,771
Construction Materials	79,181	75,911	113,699	110,427
Total revenue	762,913	604,579	1,231,313	1,044,031
Cost of revenue
Construction	366,765	282,290	565,665	464,844
Large Project Construction	253,968	183,668	458,446	365,612
Construction Materials	67,610	65,420	107,506	101,129
Total cost of revenue	688,343	531,378	1,131,617	931,585
Gross profit	74,570	73,201	99,696	112,446
Selling, general and administrative expenses	51,388	48,705	113,225	104,838
Gain on sales of property and equipment	(807)	(1,366)	(1,077)	(1,966)
Operating income (loss)	23,989	25,862	(12,452)	9,574
Other (income) expense
Interest income	(1,164)	(798)	(2,215)	(1,634)
Interest expense	2,694	3,187	5,437	6,236
Equity in income of affiliates	(1,259)	(717)	(2,175)	(2,159)
Other income, net	(642)	(3,183)	(1,512)	(4,555)
Total other income	(371)	(1,511)	(465)	(2,112)
Income (loss) before provision for (benefit from) income taxes	24,360	27,373	(11,987)	11,686
Provision for (benefit from) income taxes	8,088	8,847	(4,408)	2,923
Net income (loss)	16,272	18,526	(7,579)	8,763
Amount attributable to non-controlling interests	(2,139)	(4,327)	(2,078)	(5,005)
Net income (loss) attributable to Granite Construction Incorporated	$14,133	$14,199	$(9,657)	$3,758

Net income (loss) per share attributable to common shareholders:
Basic	$0.35	$0.36	$(0.24)	$0.10
Diluted	$0.35	$0.35	$(0.24)	$0.09
Weighted average shares of common stock
Basic	39,827	39,584	39,738	39,509
Diluted	40,393	40,302	39,738	40,140

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Six Months Ended June 30,	2017	2016
Operating activities
Net (loss) income	$(7,579)	$8,763
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	31,148	29,502
Gain on sales of property and equipment	(1,077)	(1,966)
Stock-based compensation	11,224	8,563
Equity in net loss (income) from unconsolidated joint ventures	8,249	(5,688)
Gain on real estate entity	—	(2,452)
Changes in assets and liabilities:	(19,279)	(89,835)
Net cash provided by (used in) operating activities	22,686	(53,113)
Investing activities
Purchases of marketable securities	(49,816)	(29,894)
Maturities of marketable securities	70,000	20,000
Proceeds from called marketable securities	—	35,000
Purchases of property and equipment	(37,518)	(48,837)
Proceeds from sales of property and equipment	2,585	2,510
Other investing activities, net	23	(128)
Net cash used in investing activities	(14,726)	(21,349)
Financing activities
Long-term debt principal repayments	(2,500)	(2,500)
Cash dividends paid	(10,327)	(10,267)
Repurchases of common stock	(6,568)	(4,845)
Other financing activities, net	177	456
Net cash used in financing activities	(19,218)	(17,156)
Decrease in cash and cash equivalents	(11,258)	(91,618)
Cash and cash equivalents at beginning of period	189,326	252,836
Cash and cash equivalents at end of period	$178,068	$161,218

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2017
Revenue	$429,269	$254,463	$79,181	$656,118	$461,496	$113,699
Gross profit	62,504	495	11,571	90,453	3,050	6,193
Gross profit as a percent of revenue	14.6%	0.2%	14.6%	13.8%	0.7%	5.4%

2016
Revenue	$331,346	$197,322	$75,911	$540,833	$392,771	$110,427
Gross profit	49,056	13,654	10,491	75,989	27,159	9,298
Gross profit as a percent of revenue	14.8%	6.9%	13.8%	14.1%	6.9%	8.4%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	June 30, 2017		March 31, 2017		June 30, 2016

Construction	$1,266,504	31.2%	$1,175,474	34.2%	$1,144,965	30.5%
Large Project Construction	2,797,894	68.8%	2,259,721	65.8%	2,606,019	69.5%
Total	$4,064,398	100.0%	$3,435,195	100.0%	$3,750,984	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) attributable to Granite Construction Incorporated	$14,133	$14,199	$(9,657)	$3,758
Depreciation, depletion and amortization expense(2)	16,499	15,766	31,148	29,502
Provision for (benefit from) income taxes	8,088	8,847	(4,408)	2,923
Interest expense, net of interest income	1,530	2,389	3,222	4,602
EBITDA	$40,250	$41,201	$20,305	$40,785
Consolidated EBITDA Margin(3)	5.3%	6.8%	1.6%	3.9%

Note:
(1)We define EBITDA as GAAP net income attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $762,913 and $1,231,313 for three and six months ended June 30, 2017, respectively, and $604,579 and $1,044,031 for the three and six months ended June 30, 2016, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532